   As filed with the Securities and Exchange Commission on September 19, 1996

                                            REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                           BROOKTROUT TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     MASSACHUSETTS                                       04-2184792
(STATE OF ORGANIZATION)                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                410 FIRST AVENUE
                          NEEDHAM, MASSACHUSETTS 02194
                                 (617) 449-4100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           BROOKTROUT TECHNOLOGY, INC.
                            1992 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                      ------------------------------------

                                  ERIC R. GILER
                                    PRESIDENT
                           BROOKTROUT TECHNOLOGY, INC.
                                410 FIRST AVENUE
                          NEEDHAM, MASSACHUSETTS 02194
                                 (617) 449-4100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                      ------------------------------------


                                  With copy to:
                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                      ------------------------------------


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
  Title of Securities Being         Amounts to be          Proposed Maximum            Proposed Maximum              Amount of
          Registered                Registered(1)      Offering Price Per Share    Aggregate Offering Price       Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01      975,000 shares              $30.50(2)                  $29,737,500                $10,254.31
          per share
===================================================================================================================================


(1)     This Registration Statement also relates to such indeterminate number of additional shares of the Registrant's Common
        Stock, par value $.01 per share, as may be required pursuant to the 1992 Stock Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)     This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on September 12,
        1996.

===================================================================================================================================

        This registration statement relates to 975,000 shares of the common stock, par value $.01 per share, of Brooktrout Technology, Inc. (the "Registrant") representing those additional shares under the Brooktrout Technology, Inc. 1992 Stock Incentive Plan (the "1992 Plan") which may be issued pursuant to an amendment to the 1992 Plan adopted by the Board of Directors of the Registrant on March 14, 1996 and approved by the stockholders of the Registrant on May 29, 1996, which increased the size of the 1992 Plan from 1,350,000 shares to 2,325,000 shares (all share amounts have been adjusted to reflect two three-for-two stock splits effected through 50% stock dividends paid by the Company on February 27, 1996 and June 20, 1996). Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration statement filed on Form S-8 is effective, all items have been omitted from this registration statement other than the facing page; statements that the contents of the earlier registration statements pertaining to the 1992 Plan, identified by file number, and certain other filings are incorporated by reference; required opinions and consents, the signature page; and information required in this registration statement that was not in the earlier registration statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference.
               -----------------------------------------------

        The Registrant hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

        (a) the Registrant's Registration Statement on Form S-8 dated December 10, 1992 as filed with the Commission on December 17, 1992, File No. 33-55900, pursuant to Section 12(g) of the Securities Exchange Act of 1934;

        (b) the Registrant's Registration Statement on Form S-8 dated October 14, 1994 as filed with the Commission on October 17, 1994, File No. 33-85264, pursuant to Section 12(g) of the Securities Exchange Act of 1934;

        (c) the Registrant's Prospectus dated August 6, 1996 as filed with the Commission on August 8, 1996 pursuant to Rule 424(b) under the Securities Act of 1933;

        (d) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995; and

        (e) the description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A, as amended, filed with Commission pursuant to
               Section 12 of the Securities Exchange Act of 1934.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.
               --------

        The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
- -------

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
     10.1      Brooktrout Technology, Inc. 1992 Stock Incentive Plan.
     23.1      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
     23.2      Consent of Deloitte & Touche LLP.
     24.1 Powers of Attorney (included on signature pages to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Brooktrout Technology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Needham, Massachusetts on September 19, 1996.

                                        BROOKTROUT TECHNOLOGY, INC.

                                        By:        /S/ ERIC R. GILER
                                           -----------------------------------
                                                     Eric R. Giler
                                                      President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Eric R. Giler, David W. Duehren and Robert C. Leahy, acting singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                    TITLE                                    DATE
              ---------                                    -----                                    ----

            /S/ ERIC R. GILER                President, Chief Executive Officer and          September 19, 1996
- ----------------------------------------     Director (Principal Executive Officer)
              Eric R. Giler

          /S/ DAVID W. DUEHREN               Vice President of Research and                  September 19, 1996
- ----------------------------------------     Development, Clerk and Director
            David W. Duehren

           /S/ ROBERT C. LEAHY               Vice President of Finance and Operations,       September 19, 1996
- ----------------------------------------     and Treasurer (Principal Financial and
             Robert C. Leahy                 Accounting Officer)


          /S/ PATRICK T. HYNES               Vice President of Advanced Product              September 19, 1996
- ----------------------------------------     Engineering and Director
            Patrick T. Hynes

          /S/ ROBERT G. BARRETT              Director                                        September 19, 1996
- ----------------------------------------
            Robert G. Barrett

          /S/ DAVID L. CHAPMAN               Director                                        September 19, 1996
- ----------------------------------------
            David L. Chapman

         /S/ W. BROOKE TUNSTALL              Director                                        September 19, 1996
- ----------------------------------------
           W. Brooke Tunstall

                                        EXHIBIT INDEX


Exhibit No.    Description                                                           Page No.*
- -----------    -----------                                                           ---------

5.1            Opinion of Goodwin, Procter & Hoar LLP as to the legality of the           6
               securities being registered

10.1           Brooktrout Technology, Inc. 1992 Stock Incentive Plan                      7

23.1           Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)           -

23.2           Consent of Deloitte & Touche LLP                                          21

24.1           Powers of Attorney (included on signature pages to this Registration       -
               Statement)


- -----------------
*  Refers to sequentially numbered copy.



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